UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 27, 2005

Bar Harbor Bankshares
(Exact Name of Registrant as Specified in Its Charter)

Maine
(State or Other Jurisdiction of Incorporation)

           841105-D                                  01-0393663
(Commission File Number) (IRS Employer Identification No.)

P.O. Box 400
Main Street, Bar Harbor, ME             04609-0400
(Address of Principal Executive Offices) (Zip Code)

(207) 288-3314
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 27, 2005, Bar Harbor Bank & Trust (the "Bank"), a wholly-owned subsidiary of Bar Harbor Bankshares (the "Registrant"), entered into a renewable lease (the "Lease") for a new Bank branch location (the "Branch") to be opened, pending banking regulatory approval, at the westerly side of Route 102, Hancock County, Somesville, Maine. The Landlord under the Lease is A.C. Fernald Sons, Inc., a Maine corporation.

The initial term of the Lease is for a period of five and one half years commencing on January 1, 2006 and ending June 30, 2011 (the "Initial Term"). The Lease contains one five year renewal term (the "First Renewal Term") and one additional renewal term of 10 years upon the expiration of the First Renewal Term (the "Second Renewal Term").

Under the terms of the Lease, During the first year of the Initial Term of the Lease the annual base rent shall be Sixty Thousand Dollars ($60,000.00), pro-rated for any partial Lease year. During each subsequent Lease year during the Initial Term, the base rent shall be increased based on changes in the Consumer Price Index ("CPI"). During the first Lease year of the First Renewal Term, the base rent shall be Seventy Eight Thousand Dollars ($78,000.00) per Lease year. During each subsequent Lease year during the First Renewal Term, the base rent shall be increased based on changes in the CPI. During each Lease year during the Second Renewal Term, the base rent (in this case, the annual base rent as calculated to be in effect for the last year of the First Renewal Term) shall be increased based upon changes in the CPI.

In addition, the Bank is obligated to pay as "Additional Rent" throughout the Initial Term of the Lease and any Renewal Term: all real estate taxes; all operating expenses; and all other costs, charges and expenses associated with the premises or otherwise required under the Lease.

The Bank’s obligations under the Lease are contingent upon the Bank having received all applicable State and Federal regulatory approvals and upon an inspection of the premises satisfactory to the Bank.

ITEM 8.01 OTHER EVENTS

On October 27, 2005, the Registrant issued a press release announcing the proposed opening by the Bank of its 12th Bank branch location at Somesville, Maine, subject to banking regulatory approval. A copy of the press release is provided herewith as an Exhibit to this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

        99.1  Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2005

/s/Gerald Shencavitz

Gerald Shencavitz
Chief Financial Officer